Exhibit 21.1

SUBSIDIARIES OF DINE BRANDS GLOBAL, INC.
As of December 31, 2024

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
Dine Brands Global, Inc.	DE
Dine Brands International, Inc.	DE
International House of Pancakes, LLC	DE
III Industries of Canada LTD	Canada
IHOP of Canada ULC	Canada
IHOP TPGC, LLC	OH
IHOP SPV Guarantor LLC	DE
IHOP Funding LLC	DE
IHOP Restaurants LLC	DE
IHOP Franchisor LLC	DE
IHOP Property LLC	DE
IHOP Leasing LLC	DE
ACM Cards, Inc.	FL
Applebee's Brazil, LLC	KS
Applebee's Canada Corp.	Canada
Applebee's International, Inc.	DE
Applebee's Investments, LLC	KS
Applebee's Restaurantes de Mexico S.de R.L. de C.V.	Mexico
Applebee's UK, LLC	KS
Applebee's Restaurant Holdings, LLC	DE
Applebee's Restaurants Kansas LLC	KS
Applebee's Restaurants Mid-Atlantic LLC	DE
Applebee's Restaurants North LLC	DE
Applebee's Restaurants Texas LLC	TX
Applebee's Restaurants Vermont, Inc.	VT
Applebee's Restaurants West LLC	DE
Applebee's Restaurants Inc.	KS
Applebee's Services, Inc.	KS
Applebee's SPV Guarantor LLC	DE
Applebee's Funding LLC	DE
Applebee's Restaurants LLC	DE
Applebee's Franchisor LLC	DE
Gourmet Systems of Brazil, LLC	KS
Gourmet Systems Massachusetts, LLC	MA
Gourmet Systems of New York, Inc.	NY
Gourmet Systems of Tennessee, Inc.	TN
Gourmet Systems USA, LLC	KS
Neighborhood Insurance, Inc.	VT
Dine Brands Global Foundation, Inc. (dba The Heidi Fund, Inc.)	KS
FTO Holding Company, LLC	Delaware
Fuzzy’s Taco Holdings, LLC	Texas

Fuzzy’s Taco Retail, LLC	Texas
FTO Strategic Company I, LLC	Texas
Fuzzy’s Taco Opportunities, LLC	Texas
FTO Strategic Company II, LLC	Texas
FTO Strategic Company III, LLC	Texas
FTS Texas Shop 4, LLC	Texas
FTS Texas Shop 5, LLC	Texas
FTS Texas Shop 10, LLC	Texas